Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2022 relating to the financial statements of IGM Biosciences, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

//s// Deloitte & Touche LLP

San Francisco, California

March 28, 2022